THE SECURITIES OF THE ISSUER REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.
Original Issue Date: December 31, 2013
Date of Amendment and Restatement: September 22, 2014
No. of Shares of Common Stock: 2,000,000    Warrant No. A-3
WARRANT
to Purchase
Common Stock of
CIFC Corp.
THIS IS TO CERTIFY THAT, for value received, DFR Holdings, LLC, a Delaware limited liability company (“DFR Holdings”), is entitled to purchase in whole or in part from time to time from CIFC Corp., a Delaware corporation (together with any successor thereto, the “Issuer”), at any time during the Exercise Period, the number of Warrant Shares (subject to adjustment as provided herein) shown above at a purchase price of $6.375 per Warrant Share (subject to adjustment as provided herein) (the “Exercise Price”). Certain capitalized terms used in this Warrant are defined in Section 1.02.
This warrant to Purchase Common Stock (this “Warrant,” and collectively with any other Warrants to Purchase Common Stock issued upon any transfer of all or a portion of this Warrant, the “Warrants”) has been issued in replacement of Warrant No. A-1 issued to GE Capital Equity Investments, Inc. on September 24, 2012 (the “Original Warrant”) pursuant to Section 3 of the Original Warrant, which Original Warrant is of no further force or effect effective upon the issuance of this Warrant.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Warrant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Certain Definitions.
1.01    Reserved.
1.02    Other Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.02 or in other provisions of this Warrant in the singular shall have the same meanings when used in the plural and vice versa):
“Action” means any judicial, legislative, administrative or arbitral actions, suits, investigations, audits, claims or other proceedings by or before a Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Warrant, the Issuer and its Subsidiaries, on one hand, shall not be deemed to be Affiliates of any DFR Holder, on the other hand. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Board” means, as of any date, the Board of Directors of the Issuer in office on that date.
“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close. If a payment date is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest on the amount of such payment shall accrue for the intervening period.
“Closing Price” with respect to any securities on any day means (a) the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on NASDAQ, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or SEC-recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, (b) if such securities are not quoted or listed or admitted to trading on any national stock exchange or SEC-recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or (c) if the information in (a) and (b) is not available, a price determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board.
“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer.
“Common Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, (a) the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise), or (b) if different from (a), the date on which the Common Stock trades “ex” the applicable dividend or distribution.
“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.
“DFR Holder” means DFR Holdings, together with any successor or registered assign that is an Affiliate of DFR Holdings.
“DFR Holdings” has the meaning ascribed to such term in the first paragraph of this Warrant.
“Disposition Event” means (a) any merger or consolidation of the Issuer, or any sale of the outstanding Shares or other transaction or series of related transactions (i) as a result of which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s), together with their Affiliates, cease to hold, directly or indirectly, a majority of the Shares or a majority of the outstanding voting securities of any successor to the Issuer immediately following such merger, consolidation or transfer(s), and (ii) in which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s) receive cash (and no other form of consideration) in consideration for their Shares; or (b) a Liquidation Event.
“Dispute” has the meaning assigned to such term in Section 14.12(a).
“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.
“Escalation Notice” has the meaning assigned to such term in Section 14.12(b).
“Exercise Notice” has the meaning assigned to such term in Section 2.01.
“Exercise Period” means any time after the Original Issuance Date but prior to the Expiration Date.
“Exercise Price” has the meaning assigned to such term in the first paragraph of this Warrant.
“Expiration Date” means September 24, 2015.
“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.
“Holder” or “Holders” means the registered holder or holders of this Warrant or the registered holder or holders of certificates issued after the Original Issuance Date (in addition to or in lieu of this Warrant) that represent this Warrant. The Holder as of the date hereof is DFR Holdings.
“include” and “including” shall be construed as if followed by the phrase “, without being limited to,”.
“Issuer” has the meaning assigned to such term in the first paragraph of this Warrant.
“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).
“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.
“Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Issuer.
“net issue exercise” means issuance of a number of Warrant Shares equal to (i) the number of Shares for which the Warrant could then be exercised, multiplied by (ii) the difference between the value of one share of Common Stock in the Disposition Event minus the Exercise Price, then divided by (iii) the value of one share of Common Stock in the Disposition Event.
“New York Court” has the meaning assigned to such term in Section 14.13(a).
“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.
“Original Issuance Date” means September 24, 2012.
“Original Warrant” has the meaning ascribed to such term in the second paragraph of this Warrant.
“Permitted Buyer” means any Person that is permitted under applicable Law and any other international, federal, state, local, county or municipal governing regulations, ordinances, rules, orders, compliance protocols, or statutes to own the Warrant Shares being purchased from a Holder following exercise of the Warrant.
“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Redeemable Capital Stock” has the meaning assigned to such term in Section 4.07.
“Redemption Event” has the meaning assigned to such term in Section 4.08.
“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the Original Issuance Date, by and among the Issuer, DFR Holdings and certain other Stockholders, as the same may be modified and supplemented and in effect from time to time.
“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.
“Shares” means, collectively (but without duplication), (a) shares of Common Stock or (b) shares of other classes or series of capital stock of the Issuer that may exist from time to time.
“Stockholders” means the holders of Shares from time to time and “Stockholder” means any one of them.
“Stockholders Agreement” means the Third Amended and Restated Stockholders Agreement by and between the Issuer and DFR Holdings, dated as of December 2, 2013, as the same may be modified and supplemented and in effect from time to time.

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.
“Warrant” and “Warrants” have the respective meanings set forth in the second paragraph of this Warrant.
“Warrant Shares” means, collectively (but without duplication), (a) the Shares issuable upon exercise of this Warrant in accordance with its terms, (b) any securities into which or for which such Shares shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Issuer, and (c) any securities issued with respect to the foregoing pursuant to a dividend, distribution or split.
SECTION 2.    Exercise of Warrant.
2.01    Mechanics of Exercise. Subject to all of the terms and conditions hereof, during the Exercise Period, a Holder may exercise this Warrant, on one or more occasions, on any Business Day (or any other day on which a Disposition Event occurs), in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 14.01 hereof, %3) a written notice of the Holder’s election to exercise this Warrant substantially in the form attached hereto as Annex A, which notice shall specify the number of Warrant Shares to be purchased (the “Exercise Notice”), %3) a check or checks payable to the Issuer (or by any other reasonable acceptable form of immediately available funds including by wire transfer) in an aggregate amount equal to the aggregate Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, %3) this Warrant, and %3) to the extent the Holder is an Affiliate of DFR Holdings and not a party to the Stockholders Agreement, a “statement of adhesion” pursuant to which such Affiliate confirms its agreement to be subject to and bound by all of the provisions set forth in the Stockholders Agreement that are applicable to DFR Holdings Holders (as defined in the Stockholders Agreement).
2.02    Automatic Exercise. If at any time during the Exercise Period, the Issuer effects a Disposition Event, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to this Section 2.02, effective immediately prior to the consummation of such Disposition Event on a net issue exercise basis to the extent such net issue exercise would result in the issuance of Warrant Shares; provided, that if such net issue exercise would not result in the issuance of Warrant Shares upon the consummation of such Disposition Event, this Warrant shall thereafter be cancelled and be of no further force and effect; provided, further, that in the case of a Disposition Event structured as a merger or consolidation of the Issuer, the Warrant shall be redeemed or cancelled in exchange for a payment of the applicable cash payable to holders of the number of Shares for which the Warrant could then be exercised minus the aggregate Exercise Price. If this Warrant is automatically exercised pursuant to this Section 2.02, the Issuer shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Issuer in accordance with the terms hereof.
2.03    Certificates. Upon receipt of an Exercise Notice, the Issuer shall, as promptly as practicable and in any event within twenty (20) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a stock certificate or certificates representing the aggregate number of Warrant Shares and other securities issuable upon such exercise. The stock certificate or certificates for Warrant Shares or other securities so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 14.03 hereof, such other name or names as shall be designated in such Exercise Notice. Except as prohibited by applicable Law, such stock certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including, to the extent permitted by Law, the right to vote such shares or to consent or to receive notice as a stockholder, as of the date on which the Issuer receives the last of the Exercise Notice, payment of the Exercise Price and this Warrant as aforesaid, and all taxes required to be paid by the Holder prior to the issuance of such shares pursuant to Section 9 hereof, if any, have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Shares and other securities, execute and deliver to the Holder a new warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares provided for in this Warrant, which new warrant certificate shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Issuer agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares.
2.04    Representations and Warranties. All Warrant Shares shall, upon payment therefor in accordance with Section 2.01, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to a DFR Holder, any restrictions under the Stockholders Agreement.
2.05    Fractional Shares. The Issuer shall not be required to issue a fractional Warrant Share upon exercise of this Warrant. As to any fraction of a share that a Holder would otherwise be entitled to purchase upon such exercise, the Holders shall be entitled to a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock on the Business Day immediately preceding the date of exercise, which cash adjustment may be paid by netting it from the aggregate Exercise Price payable upon such exercise of this Warrant or by payment from the Issuer.
2.06    Regulatory Matters. Except in the case of a net issuance pursuant to Section 2.02, exercise of the Warrant is subject to the condition that the Holder (or such other Person or Persons named in the Exercise Notice) is permitted to own the Warrant Shares under applicable Law.
SECTION 3.    Transfer, Division and Combination. Subject to Section 14.03 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose pursuant to Section 14.01 hereof, together with a written assignment of this Warrant, substantially in the form of Annex B hereto, duly executed by the Holder or its agent or attorney and payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Issuer shall, subject to Section 14.03 hereof and the immediately following sentence, %3) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, %3) issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and %3) promptly cancel this Warrant. This Warrant, if properly transferred in compliance with this Section 3 and Section 14.03 hereof, may be exercised by a transferee, if permitted by the terms hereof, for the purchase of Warrant Shares without having a new Warrant or Warrants issued. Notwithstanding any provision herein to the contrary, the Issuer shall not be required to register the transfer of Warrants or Warrant Shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in compliance with all applicable restrictions in this Warrant. The Issuer shall maintain at its aforesaid office books for the registration and transfer of the Warrants.
SECTION 4.    Adjustments to Exercise Price and Number of Warrant Shares Issuable Upon Warrant Exercise. The Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be subject to adjustment from time to time as set forth in this Section 4. Notwithstanding anything in this Section 4 to the contrary, in no event shall the Exercise Price be reduced below the par value of a Warrant Share.
4.01    Dividend or Distribution of Common Stock. If the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the Common Stock Record Date shall be reduced by multiplying such Exercise Price by a fraction, %3) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and %3) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 4.01 is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.
4.02    Stock Splits and Reverse Stock Splits. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
4.03    Other In-Kind Distributions. If the Issuer shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Issuer (other than any dividends or distributions to which Section 4.01 applies) or evidences of its indebtedness, cash, securities or other assets (excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 5.01 applies), then, in each such case, the Issuer shall make proper provision so that a Holder who exercises this Warrant (or any portion thereof) after the applicable Common Stock Record Date (including any automatic exercise pursuant to Section 2.02 hereunder) shall be entitled to receive upon such exercise or purchase or automatic exercise, in addition to the Warrant Shares issuable upon such exercise, the amount and kind of such distribution that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, exercised this Warrant.
4.04    Deferral. In any case in which this Section 4 provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Issuer may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.
4.05    Treasury Shares. For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer or by any of its Subsidiaries. The Issuer shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer or by any of its Subsidiaries.
4.06    Adjustment of Warrant Shares Issuable. Upon each adjustment of the Exercise Price as a result of the operation of this Section 4, this Warrant shall thereafter evidence the right to purchase, at the adjusted

Exercise Price, that number of Warrant Shares obtained by multiplying the number of shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.
4.07    Redeemable Capital Stock. In the event that a Holder would be entitled to receive upon exercise hereof any Redeemable Capital Stock (as defined below) and the Issuer redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a “Redemption Event”), then, from and after the effective date of such Redemption Event, the Holder shall be entitled to receive upon exercise, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock for which this Warrant could have been exercised immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the Holder shall have no other purchase rights under this Warrant with respect to such Redeemable Capital Stock. For purposes of this Section 4.07, “Redeemable Capital Stock” means a class or series of capital stock of the Issuer that provides by its terms a right in favor of the Issuer to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.
SECTION 5.    Consolidation, Merger, Share Exchange, etc.; Reclassification or Recapitalization.
5.01    Consolidation, Merger, Share Exchange, etc. In case a consolidation, merger or share exchange of the Issuer shall be effected with another Person on or after the Original Issuance Date, then, as a condition of such consolidation, merger or share exchange, lawful and adequate provision shall be made whereby the Holder(s) shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of each Warrant Share immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock or other Equity Interests, securities, cash or other property that would have been received upon such consolidation, merger or share exchange by the holder of a share of Common Stock immediately prior to such event. The Issuer shall not effect any such consolidation, merger or share exchange unless, prior to or simultaneously with the consummation thereof, the successor Person (if other than the Issuer) resulting from such consolidation, merger or share exchange, shall assume, by written instrument, the obligation to deliver to the Holder(s) such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such Holder(s) may be entitled to purchase upon the exercise of the Warrant. The above provisions of this Section 5.01 shall similarly apply to successive consolidations, mergers or share exchanges.
5.02    Reclassification or Recapitalization. If the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes or series of stock of the Issuer or other securities or property of the Issuer, whether by reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of Shares or stock dividend provided for in Section 4 or a consolidation, merger or share exchange provided for in Section 5.01), then from and after each such event, the Holder(s) shall have the right to exercise the Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by a holder of the number of Warrant Shares for which this Warrant would have been exercisable immediately prior to such reorganization, recapitalization, reclassification or change, subject to further adjustment as provided herein.
SECTION 6.    Notice to Holder.
6.01    Notice of Events Under Sections 4 or 5. Whenever the number of Warrant Shares issuable upon exercise hereof or the Exercise Price shall be adjusted pursuant to Section 4 or otherwise changed pursuant to Section 5 hereof, the Issuer shall forthwith obtain a certificate signed by an officer or the controller of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment or change and the method by which such adjustment or change was calculated and specifying the adjusted Exercise Price and total number of Warrant Shares (or other securities) issuable upon exercise of the Warrant, as adjusted or changed. Upon request of any Holder, the Issuer shall promptly, and in any case within ten (10) days after the making of such request, cause a signed copy of such certificate to be delivered to such Holder in accordance with Section 14.02 hereof. The Issuer shall keep at its office or agency, maintained for the purposes set forth in Section 14.01 hereof, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective Permitted Buyer of a Warrant designated by a Holder. Failure to deliver any notice pursuant to this Section shall not affect the legality or validity of any adjustment or change that was to be the subject of such notice.
6.02    Notice of Certain Corporate Actions. In case the Issuer shall propose to (a) pay any dividend to the holders of its Shares or to make any other distribution to the holders of its Shares (other than stock dividends of Shares), (b) offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares of stock of any class or any other securities or options, warrants or other rights to purchase any securities, (c) effect any reclassification of its Shares (other than a reclassification involving only the subdivision, or combination, of outstanding Shares), (d) effect any capital reorganization, (e) effect a Liquidation Event (or if the Board approves any Liquidation Event), (f) effect any registration of Shares under the Securities Act (whether for the account of the Issuer or for the account of any of its stockholders), (g) effect any Disposition Event (other than a Liquidation Event), or (h) take any action referred to in Sections 4 or 5, then, in each such case, the Issuer shall give to each Holder, in accordance with Section 14.02 hereof, a notice of such proposed action, to the extent, and at substantially the same time and provide substantially the same information as, provided to the holders of Common Stock in connection therewith.
SECTION 7.    Reservation and Authorization of Warrant Shares.
7.01    Reservation of Warrant Shares. The Issuer shall at all times reserve and keep available for issue upon the exercise or conversion of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants pursuant to the terms of this Warrant and any adjustment to the number of Warrant Shares issuable hereunder pursuant to Section 4.07 of this Warrant, and, from time to time, will take all steps necessary to amend its Constituent Documents or pass resolutions to provide sufficient reserves of Warrant Shares.
7.02    Corporate Authorization of Adjustments. Before or concurrently with taking any action that would result in an adjustment to the Exercise Price, the Issuer shall take any corporate action that is necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to a DFR Holder, any restrictions under the Stockholders Agreement, upon the exercise of all of the Warrants immediately after the taking of such action.

SECTION 8.    Reserved.
SECTION 9.    Expenses, Transfer Taxes and Other Charges. The Issuer shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Common Stock upon exercise of this Warrant pursuant to Section 2 hereof, or in connection with any division or combination of Warrants pursuant to Sections 3, 4 or 5 hereof. The Issuer shall not, however, be required to pay any tax which may be payable in respect of (a) the income, franchise or capital gain of any Holder, (b) any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid or (c) any transfer of the Warrant, and no transfer shall be made unless and until the Person requesting such transfer has been paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.
SECTION 10.    No Impairment. The Issuer will not, by amendment of its Constituent Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of this Warrant against impairment. Without limiting the generality of the foregoing, the Issuer (i) will not increase the par value of any Shares receivable on the exercise of this Warrant above the amount payable therefor on such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable Shares on the exercise of this Warrant.
SECTION 11.    Registration Rights. Following exercise of this Warrant, the Holder(s) will have certain rights relating to the registration of the shares of Common Stock issued upon exercise hereof at the times and in the manner specified in the Registration Rights Agreement.
SECTION 12.    No Voting Rights. No Holder by virtue of this Warrant shall be entitled to any voting or other rights as a stockholder of the Issuer or to be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon any Holder any of the rights of a stockholder of the Issuer or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of shares, change of par value or change of shares to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings or to receive subscription rights, except to the extent otherwise provided in this Warrant and this Section 12.
SECTION 13.    Reserved.
SECTION 14.    Miscellaneous.
14.01    Office of Issuer. So long as any of the Warrants remain outstanding, the Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 250 Park Avenue, 4th Floor, New York, NY 10177, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Holders.

14.02    Notices Generally. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 5.3 of the Stockholders Agreement.
14.03    Transferability. The Holder may transfer this Warrant at any time, in whole or in part, without the consent of the Issuer, %3) to any Affiliate of the Holder, or %3) to any Person that is not an Affiliate of the Holder; provided that any transfer under this Section 14.03(b) is made in compliance with the Securities Act and Section 3.
14.04    Amendments and Waivers. Any term of this Warrant may be amended and the observance of any terms of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holders at the time thereof.
14.05    Headings. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.
14.06    Severability. If any provision of this Warrant, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Warrant and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
14.07    Governing Law; Waiver of Jury Trial. THIS WARRANT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS CONTEMPLATED HEREBY OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN, WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON LAW, STATUTE OR OTHERWISE) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. THE PARTIES HERETO EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.08    Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.
14.09    Replacement. On receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Issuer or, in the case of mutilation, on surrender and cancellation of this Warrant, the Issuer at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

14.10    Binding Effect. This Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Warrant is intended or shall be construed to confer upon any person other than the parties hereto.
14.11    Remedies. In the event of a breach of this Warrant, the Holder shall be entitled to injunctive relief and specific performance of its rights under this Warrant, in addition to all of its rights granted by Law, including recovery of damages. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Issuer and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at Law would be adequate.
14.12    Dispute Resolution.
(a)    Except with respect to any request for equitable relief (including interim relief), any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Warrant, or the validity, interpretation, breach or termination of this Warrant, including claims seeking redress or asserting rights under any Law (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 14.12. Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Warrant or (ii) obtain equitable relief; provided, that the rights reserved in clause (i) of Section 14.12(a) may be exercised within three (3) months prior to the expiration of the applicable claim.
(b)    Any party hereto seeking resolution of a Dispute shall first serve on the other a notice (an “Escalation Notice”) specifying the details of the relevant Dispute and requiring that such Dispute be referred to the representatives designated by each party. In the event that such parties’ representatives are unable to resolve such disagreement within fifteen (15) Business Days following the Escalation Notice, either party hereto may submit the Dispute for resolution by mediation pursuant to the International Institute for Conflict Prevention & Resolution Mediation Procedure as then in effect. Mediation will continue for at least thirty (30) days from the date such mediation was commenced, unless the mediator chooses to withdraw sooner.
(c)    All offers of compromise or settlement among the parties in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.
(d)    For the avoidance of doubt, the parties hereto agree that either of them may seek interim measures including injunctive relief in relation to the provisions of this Warrant or the parties’ performance of it from any New York Court.
14.13    Jurisdiction.
(a)    Each of the parties hereto agrees that if any Dispute is not resolved pursuant to the procedures set forth in Section 14.12, such Dispute shall be resolved only in the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County (the “New York Courts,” and each, a “New York Court”). In that context, and without limiting the generality of the foregoing, each of the parties hereto by this Warrant irrevocably and unconditionally:

(b)    submits for itself and its property in any Action relating to this Warrant or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the New York Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts;
(c)    consents that any such Action may and shall be brought in the New York Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the New York Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;
(d)    agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 14.02; and
(e)    agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.
14.14    Counterparts. This Warrant may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.
Dated: September __, 2014
CIFC Corp.

By:

Name:

Title:

DFR Holdings LLC

By:

Name:

Title:

Signature Page to Warrant

ANNEX A
to Warrant

FORM OF EXERCISE
(To be executed by the registered holder hereof)
The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [_______________] shares of Common Stock of CIFC Corp., and herewith makes payment therefor, all on the terms and conditions specified in this Warrant, and requests that (i) certificates and/or other instruments covering such shares of Common Stock be issued in accordance with the instructions given below and (ii) if such shares of Common Stock shall not include all of the Warrant Shares to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of Warrant Shares issuable hereunder be delivered to the undersigned.

Dated: _______________________
___________________________________
(Signature of Registered Holder)
Instructions for issuance and
registration of shares of Common Stock:
_______________________________________
Name of Registered Holder
(please print)
Social Security or other Identifying
Number:_____________________
Please deliver certificate to the following address:

_______________________________
Street
_______________________________
City, State and Zip Code

ANNEX B
to Warrant

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Warrant Shares covered thereby set forth hereinbelow:

Name of Assignee	Address	Number of Warrant Shares

Dated: _______________________
__________________________________
Signature of Registered Holder
___________________________________
Name of Registered Holder
(Please Print)
Witness:

______________________________